UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2008

American Apparel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32697	20-3200601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 488-0226

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into a Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K, including Exhibits 10.1 and 99.1 filed pursuant to Item 9.01, is incorporated herein by reference.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Apparel, Inc. (the “Company”) has announced that, effective immediately, William T. Gochnauer has joined the Company as Interim Chief Financial Officer and that Ken Cieply, the Company’s outgoing Chief Financial Officer, has stepped down to pursue other opportunities. A copy of the press release announcing Mr. Cieply’s resignation and the appointment of Mr. Gochnauer as Interim Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Gochnauer, age 61, is a partner of Tatum, LLC (“Tatum”), an executive services firm. Prior to joining the Company, Mr. Gochnauer had served as Interim Chief Financial Officer since 2006 at Red Envelope, Inc., a publicly traded national catalog and online retailer of upscale gifts, where he handled SEC reporting, tax matters, and preparation for Sarbanes-Oxley compliance. From 2005 to 2006, Mr. Gochnauer had been a financial consultant at Excelligence Learning Corporation, a publicly traded national manufacturer and distributor of early childhood and learning products. During 2005, he was also Interim Chief Financial Officer of RF Industries Ltd., a publicly traded, national manufacturer and distributor of electronic components. During 2004, he served as Chief Financial Officer of Wine Direct LLC, a start-up wine online retailer, and from 2002 to 2003, Mr. Gochnauer served as Senior Vice President and Chief Financial Officer of Western Water Company, a publicly held developer and marketer of water rights in California and Colorado. Mr. Gochnauer began his career in public accounting at KPMG, is a Certified Public Accountant, and has held chief financial officer and controller positions at a number of public and private companies over the course of a career that spans more than 35 years. There is no family relationship between Mr. Gochnauer and any of the Company’s directors or executive officers.

In connection with Mr. Cieply’s resignation as Chief Financial Officer, the Company and Mr. Cieply entered into a Severance Agreement and Release pursuant to which Mr. Cieply is entitled to certain severance benefits, including a $120,000 immediate cash payment and continued health insurance coverage and use of the Company’s apartment and car until July 31, 2008. The Severance Agreement and Release also contains undertakings by Mr. Cieply relating to the protection of the Company’s confidential information, as well as mutual releases and other standard provisions. A copy of the Severance Agreement and Release will be filed by the Company with its Form 10-Q for the quarter ended June 30, 2008.

In addition, in connection with Mr. Gochnauer’s retention as Interim Chief Financial Officer, the Company and Tatum entered into an Executive Services Agreement, pursuant to which Mr. Gochnauer will serve as the Company’s Interim Chief

Financial Officer until the agreement is terminated as provided therein. The Executive Services Agreement provides that during Mr. Gochnauer’s term as Interim Chief Financial Officer, the Company will pay Mr. Gochnauer a salary of $33,600 per month, will pay Tatum on account of Mr. Gochnauer’s services a monthly fee of $14,400, will reimburse Mr. Gochnauer for certain other out-of-pocket expenses, including certain travel expenses, and will provide Mr. Gochnauer with an apartment. A copy of the Executive Services Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Executive Services Agreement, dated May 12, 2008, by and between Tatum, LLC and American Apparel, Inc.

99.1 Press release, dated May 22, 2008, issued by American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Date: May 22, 2008	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Services Agreement, dated May 12, 2008, by and between Tatum, LLC and American Apparel, Inc.

99.1	Press release, dated May 22, 2008, issued by American Apparel, Inc.